UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2016

ExamWorks Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34930

Delaware	27-2909425
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3280 Peachtree Road, N.E.

Suite 2625

Atlanta, GA 30305

(Address of principal executive offices, including zip code)

(404) 952-2400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 5, 2016, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of ExamWorks Group, Inc. (the “Company”) approved fiscal year 2016 compensation packages for its named executive officers (“NEOs”). The 2016 compensation packages again include equity retention and performance components, the ultimate value of which will depend on the Company’s financial results and the market value of its stock. Consistent with its policy of aligning the interests of the Company’s employees with the interests of its stockholders, the Committee will continue to review the form, structure and amounts of the NEOs’ compensation packages to ensure that they reflect the growth and strategic objectives of the Company.

For each NEO, total annual compensation will consist of the following components: (1) a base salary (the “Base Salary”) (unchanged from 2015 levels), (2) an issuance of restricted shares (the “Base Restricted Shares”) with a value equal to 35% of Base Salary (compared to 75% in 2015), and (3) a potential performance-based cash bonus (the “Performance Bonus”), which at 2016 Target performance (as discussed below), will be paid in an amount equal to 115% of Base Salary (compared to 75% in 2015).

The Base Restricted Shares were issued on January 5, 2016, with a value equal to the fair market value of the underlying shares on the date of issuance and will vest in one-third increments with first vesting occurring on or around March 4, 2017, the second on or around March 4, 2018, and the third on or around March 4, 2019.

Any Performance Bonuses will be awarded in early 2017 based upon the Company’s adjusted EBITDA performance during the 2016 fiscal year. The Performance Bonuses will vary depending on the Company’s percentage achievement of the 2016 fiscal year adjusted EBITDA performance target (the “2016 Target”) set by the Committee. No Performance Bonuses will be awarded if the adjusted EBITDA performance is at or less than 95% of the 2016 Target, and the maximum Performance Bonus achievable equals 2.5 times Base Salary, which will be paid if the adjusted EBITDA performance is at least 112% of the 2016 Target. The Committee believes that the 2016 Target is appropriately challenging to achieve and yet provides an appropriate incentive for performance since performance at 100% of 2016 Target requires a meaningful increase to adjusted EBITDA performance compared to fiscal year 2015 forecasts.

The Base Restricted Shares were issued under and subject to the terms of the Company’s 2008 Amended and Restated Stock Incentive Plan, as amended. In addition, the Committee reserved the right to pay discretionary bonuses for fiscal year 2016 to account for unanticipated, unusual or extraordinary circumstances or performance.

A summary of current NEO compensation is as follows:

NEO	Base Salary	Base Restricted Share Value	Performance Bonus Target Value*
Richard E. Perlman, Executive Chairman	$937,500	35% of Base Salary	115% of Base Salary
James K. Price, Chief Executive Officer	$937,500	35% of Base Salary	115% of Base Salary
Wesley J. Campbell, President	$500,000	35% of Base Salary	115% of Base Salary
J. Miguel Fernandez de Castro, Chief Financial Officer, Senior Executive Vice President, and Treasurer	$468,750	35% of Base Salary	115% of Base Salary
Kevin J. Kozlowski, Chief Information Officer	$375,000	35% of Base Salary	115% of Base Salary
Crystal B. Patmore, Executive Vice President	$312,500	35% of Base Salary	115% of Base Salary

* Assumes adjusted EBITDA performance at 100% of 2016 Target. Performance Bonus Target Value will decrease or increase based on performance within the predetermined range as discussed above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ExamWorks Group, Inc.

Date: January 11, 2016	By:	/s/ J. Miguel Fernandez de Castro
J. Miguel Fernandez de Castro
Chief Financial Officer and Senior Executive Vice President